Contacts:

FuelCell Energy, Inc.

Media and Investment Community
Steven P. Eschbach, CFA
(203) 825-6000
seschbach@fce.com

Enbridge Inc.	Investment Community
Colin Gruending
Media	(403) 231-5919
Jim Rennie	colin.gruending@enbridge.com
(403) 231-3931
jim.rennie@enbridge.com

FuelCell Energy and Enbridge Inc. Enter into Development and Distribution Agreement for New ‘Ultra-Clean’ Hybrid Power Plant

Direct FuelCell Energy Recovery Generation™ (DFC-ERG™) megawatt-class product targeted for natural gas pipeline applications for the U.S. and Canada

Distribution Agreement for DFC Products Expanded to Include the U.S. and Canada

CALGARY, Alberta and DANBURY, Conn. - July 11, 2005 - Enbridge Inc. (NYSE:ENB; TSX:ENB), a leader in energy transportation and distribution in North America and internationally, and FuelCell Energy, Inc. (NasdaqNM:FCEL), a leading manufacturer of ultra-clean electric power generation plants for commercial and industrial customers, announced they have entered into an exclusive product development and distribution agreement for a new multi-megawatt product, the Direct FuelCell - Energy Recovery Generation™ (DFC-ERG™), specifically designed for natural gas pipeline applications in the U.S. and Canada.

The DFC-ERG power plant is a combined cycle generation system that combines a Direct FuelCell® (DFC®) power plant and an unfired expansion gas turbine for natural gas pipeline letdown stations where pressure reductions are required for local delivery. The DFC-ERG provides the heat necessary to prevent freezing that results in the pressure reduction process at these locations, eliminating the combustion-based system that is presently used today. There are hundreds of these type stations across North America, which are typically in areas with large commercial and industrial customers and/or in large cities.

This new product is a way to recover energy from pipeline operations that normally is not currently recovered and to improve on the DFC power plants’ already unmatched efficiencies and emission reduction benefits. Because it is a combined cycle power plant, the electrical efficiency of the DFC-ERG is approximately 60 percent. The companies are planning a megawatt (MW) demonstration as part of a commercialization program for products sized from one to 10 MW. Out of several short-listed U.S. and Canadian locations for the demonstration plant, the final location is being finalized as part of negotiations with governments and new component suppliers for this new hybrid plant. Within its own operating system, Enbridge has identified the potential for over 40 MW of DFC-ERG power plants in the province of Ontario. The companies will initially target this market, as well as the six U.S. states - California, Connecticut, Hawaii, Maine, New York and Pennsylvania - that qualify fuel cell power plants on natural gas as an eligible technology under their Renewal Portfolio Standards (RPS) programs. According to a recent Primen/EPRI Solutions report, the RPS potential in these six states that currently qualify fuel cell power plants on natural gas as renewable is expected to be more than 10,000 MW by 2010.

“We are enthusiastic about this new hybrid product that offers best-in-class efficiencies and generates power without combustion and therefore substantially reduces emissions,” said Stephen J. J. Letwin, Enbridge Inc. Group Vice President, Gas Strategy & Corporate Development. “This is consistent with our strategy to invest in clean energy technologies and gives us another product offering that complies with the developing renewable and low impact energy mandates in the U.S. and Canada.”

“Our multi-megawatt DFC-ERG with Enbridge provides us with a highly efficient product for developing repeatable business in a new vertical market for our ‘ultra-clean’ DFC products,” said Jerry D. Leitman, Chairman and CEO of FuelCell Energy, Inc. “This further demonstrates the acceptance of our technology in larger sizes and that our products can be an integral part of meeting requirements for clean, efficient and reliable power.”

Additionally, Enbridge’s non-exclusive distribution agreement for FuelCell Energy’s standard DFC products (DFC300MA, DFC1500 and DFC3000 with introductory ratings of 250-kilowatts, one MW and two MW, respectively) entered into in November 2003 has been expanded to include the United States as well as Canada.

In connection with this transaction, FuelCell Energy, pursuant to a new warrant agreement, granted Enbridge warrants to purchase up to 1 million shares of FuelCell Energy common stock with order commitments of 40 MW of DFC products, including the new DFC-ERG power plant. The exercise prices of the warrants range from $9.89 to $11.87 and the warrants will expire in June 2010. FuelCell Energy’s previous warrant agreement with Enbridge has been canceled.

About Direct FuelCells
Direct FuelCell® (DFC®) power plants from FuelCell Energy generate electricity without combustion. Their highly efficient electrochemical reactions are thousands of times cleaner than plants burning fossil fuels, are significantly quieter and are up to twice as efficient as conventional power plants. These characteristics make fuel cells appropriate for generating base load electricity where customers face cost, reliability, security or environmental issues with their existing electric power sources. DFC power plant emissions are so minimal that California, with the most stringent air pollution standards in the U.S., characterizes them as an “ultra-clean” distributed generation technology, similar to wind and solar energy.

About Enbridge Inc.
Enbridge Inc. is a leader in energy transportation and distribution in North America and internationally. As a transporter of energy, Enbridge operates, in Canada and the U.S., the world's longest crude oil and liquids transportation system. Enbridge also has international operations and a growing involvement in the natural gas transmission and midstream businesses. As a distributor of energy, Enbridge owns and operates Canada's largest natural gas distribution company, and provides distribution services in Ontario, Quebec, New Brunswick and New York State. Enbridge employs approximately 4,000 people, primarily in Canada, the U.S. and South America. Enbridge's common shares trade on the Toronto Stock Exchange in Canada and on the New York Stock Exchange in the U.S. under the symbol ENB. Information about Enbridge is available on its web site at http://www.enbridge.com.

About FuelCell Energy
FuelCell Energy, Inc., based in Danbury, Conn., is a world leader in the development and manufacture of high temperature fuel cells for clean electric power generation. FuelCell Energy has developed commercial distribution alliances for its carbonate Direct FuelCell products with world class companies such as PPL Energy Plus, Caterpillar, Alliance Power, Chevron Energy Solutions and LOGANEnergy in the U.S.; Marubeni Corporation in Asia; MTU CFC Solutions in Europe; and Enbridge Inc. in Canada. FuelCell Energy developed its patented Direct FuelCell technology for stationary power plants with the U.S. Department of Energy through its Office of Fossil Energy’s National Energy Technology Laboratory.

The sub-megawatt DFC fuel cell power plant is a collaborative effort using Direct FuelCell® technology of FuelCell Energy and the Hot Module® balance of plant design of MTU CFC Solutions, GmbH, a subsidiary of DaimlerChrysler. FuelCell Energy is also developing next generation high temperature fuel cell products, such as a diesel fueled marine Ship Service Fuel Cell, a combined-cycle DFC/Turbine® power plant, and, through its investment in and partnership with Versa Power Systems, solid oxide fuel cells for applications up to 100 kilowatts. More information about FuelCell Energy is available on its web site at http://www.fuelcellenergy.com.

This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that commercial field trials of the Company’s products will not occur when anticipated, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

####